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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT


                    Navistar Financial Securities Corporation
                Navistar Financial Dealer Note Master Owner Trust


      $[___],000,000 Class A Floating Rate Dealer Note Asset Backed Notes,
                                  Series 200 -
$[__],000,000 Class B Floating Rate Dealer Note Asset Backed Notes, Series 200 -

                                                                  [_______], 200

[___________]

Ladies and Gentlemen:

     Navistar Financial Dealer Note Master Owner Trust ("MASTER OWNER TRUST"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "UNDERWRITER") an aggregate of $[___],000,000 principal amount of the Class A Floating Rate Dealer Note Asset Backed Notes, Series 200 - (the "CLASS A NOTES") and an aggregate of $[__],000,000 principal amount of the Class B Floating Rate Dealer Note Asset Backed Notes, Series 200 - (the "CLASS B NOTES"). The Class A Notes will have an Expected Principal Payment Date of [____________] and will bear interest at LIBOR plus [___]%. The Class B Notes will have an Expected Principal Payment Date of [_________] and will bear interest at LIBOR plus [___]%. The Class A Notes and the Class B Notes are referred to herein collectively as the "NOTES". The property of the Master Owner Trust will consist of a collateral certificate representing an interest in the Navistar Financial Dealer Note Master Trust (the "DEALER NOTE TRUST"). The property of the Dealer Note Trust includes receivables (the "RECEIVABLES") generated from time to time in a revolving pool of dealer notes arising under floor plan financing agreements (the "DEALER NOTE TRUST PROPERTY") conveyed to the Dealer Note Trust by Navistar Financial Securities Corporation (the "COMPANY"). The Notes to which this agreement applies will be issued pursuant to the Indenture, to be dated as of [________], 200 (the "MASTER INDENTURE"), between the Master Owner Trust and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by an indenture supplement (the "INDENTURE SUPPLEMENT" and together with the Master Indenture, the "INDENTURE"). To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Indenture.

     The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (File No. ________), including a prospectus, for the registration of asset-backed securities (issuable in series and classes thereof), including the Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The Company proposes to file with the Commission pursuant to Rules 424(b)(2) or (5) and 424(c) under the Securities Act a

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supplement to be dated on or about [________], 200 (the "PROSPECTUS SUPPLEMENT")
to the prospectus to be dated on or about [________], 200 (the "BASE
PROSPECTUS") relating to the Notes and the method of distribution thereof. Such registration statement, including exhibits thereto, is hereinafter called the "REGISTRATION STATEMENT"; and the Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Notes are hereinafter called the "PROSPECTUS."

     The Company hereby agrees with the Underwriter as follows:

     1. The Company agrees to sell and deliver the Notes to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company (x) $[__],000,000 principal amount of the Class A Notes at a price equal to [___]% of such principal amount and (y) $[__],000,000 principal amount of the Class B Notes at a price equal to [__]% of such principal amount.

     2. Payment for the Notes shall be made to the Company or to its order by wire transfer or other same day funds at the office of Kirkland & Ellis LLP, Chicago, Illinois at 9:00 A.M., Chicago time, on [_______], 200 or at such other time on the same or such other date, not later than the [fifth] Business Day thereafter, as the Underwriter and the Company may agree upon in writing. The time and date of such payment for the Notes are referred to herein as the "CLOSING DATE." As used herein, the term "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks are permitted or required to be closed in New York City.

     Payment for the Notes shall be made against delivery to the Underwriter through the facilities of The Depository Trust Company on the Closing Date of one or more definitive note(s) representing the Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriter of the Notes duly paid by the Company. The definitive note(s) for the Notes will be made available for inspection by the Underwriter in Chicago, Illinois not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     3.   The Company represents and warrants to the Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus filed as part of the Registration Statement has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that this representation and warranty shall not apply to any statements or omissions made in

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     reliance upon and in conformity with information relating to the
     Underwriter furnished to the Company in writing by the Underwriter expressly for use therein;

          (b) the Registration Statement has become effective, and the Registration Statement as of its effective date (the "EFFECTIVE DATE"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of the Company, threatened by the Commission; and the Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein;

          (c) each of the Company and NFC has been duly incorporated under the laws of its jurisdiction of incorporation; each of the Company and NFC is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own, lease and operate its properties and conduct its business, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations or financial condition or the material properties or assets of the Company or NFC or the performance of their obligations hereunder or under the Securitization Agreements (as defined below) (a "COMPANY/NFC MATERIAL ADVERSE EFFECT");

          (d) the Master Owner Trust is a statutory trust duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and corporate authority to own, lease and operate its properties and conduct its business, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations or financial condition or the material properties or assets of the Master Owner Trust or the performance of its obligations hereunder or under the Securitization Agreements (a "MASTER OWNER TRUST MATERIAL ADVERSE EFFECT" and together with a Company/NFC Material Adverse Effect, a "MATERIAL ADVERSE EFFECT");

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          (e)  each of this Agreement, the Purchase Agreement and the Pooling and Servicing Agreement dated as of June 8, 1995 among the Company, NFC and The Bank of New York as trustee (in its capacity as trustee thereunder, the "DEALER NOTE TRUST TRUSTEE") (the "POOLING AND SERVICING AGREEMENT," together with the Purchase Agreement, the "EXISTING AGREEMENTS") has been duly and validly authorized, executed and delivered by the Company and NFC;

          (f) the execution and delivery of the Trust Agreement, the Master Indenture, the Indenture Supplement, the Administration Agreement and the Series 200 - Supplement, to be dated as of [_______], 200 , supplementing the Pooling and Servicing Agreement (the "SERIES 200 - SUPPLEMENT," together with the Trust Agreement, the Master Indenture, the Indenture Supplement and the Administration Agreement, the "NEW AGREEMENTS" and together with the Existing Agreements, the "SECURITIZATION AGREEMENTS") have been duly and validly authorized by the Company and NFC;

          (g) this Agreement constitutes the valid and binding agreement of the Company and NFC; and each Existing Agreement constitutes, and when executed and delivered by each of the Company and NFC, the New Agreements (assuming due authorization, execution and delivery by the Dealer Note Trust Trustee with respect to the Series 200 - Supplement), when executed and delivered by each of the Company and NFC, will constitute, a legal, valid and binding agreement of each of the Company and NFC, enforceable against the Company and NFC, each in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (h) the Notes, the Collateral Certificate and the Securitization Agreements conform in all material respects to the descriptions thereof in the Prospectus;

          (i) the Notes have been duly and validly authorized and, when such Notes are duly and validly executed by or on behalf of the Master Owner Trust, authenticated by the Indenture Trustee and delivered in accordance with the Master Indenture and the applicable Indenture Supplement and delivered and paid for as provided herein, will be a legal, valid and binding obligation of the Master Owner Trust, enforceable against the Master Owner Trust in accordance with their terms, and validly issued and outstanding and entitled to the benefits and security afforded by the Master Indenture and the applicable Indenture Supplement; except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (j) the Collateral Certificate has been duly and validly authorized for issuance and, when such Collateral Certificate is duly and validly executed by or on behalf of the Dealer Note Trust and authenticated by the Dealer Note Trust Trustee and delivered in accordance with the Pooling and Servicing Agreement and the Series 200 - Supplement

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     and paid for as provided therein, then such Collateral Certificate will be a legal, valid and binding obligation of the Dealer Note Trust, enforceable against the Dealer Note Trust in accordance with its terms, and it will have been duly and validly executed, issued, authenticated and delivered and will be entitled to the benefits of and security afforded by the Pooling and Servicing Agreement and the Series 200 - Supplement; except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

          (k) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Collateral Certificate and the Securitization Agreements, and the consummation by the Company of the transactions contemplated herein and therein and in the Prospectus, (i) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and (ii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company, NFC, International Truck and Engine Corporation ("ITEC") or Navistar International Corporation ("NIC") is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming, prior to the effectiveness of the Registration Statement, compliance with the Securities Act) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company, NFC, ITEC or NIC or any of their respective properties or assets;

          (l) the execution and delivery by NFC of, and the performance by NFC of all of its obligations under, this Agreement and the Securitization Agreements, and the consummation by NFC of the transactions contemplated herein and therein and in the Prospectus, (i) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of NFC and
     (ii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of NFC under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which NFC, the Company, ITEC or NIC is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming, prior to the effectiveness of the Registration Statement, compliance with the Securities
     Act) any applicable law or

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     statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over NFC, the Company, ITEC or NIC or any of their respective properties or assets;

          (m) the representations and warranties of the Company and NFC set out in the Securitization Agreements are true and correct in all material respects;

          (n) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign, or third party (other than as have been or will be prior to the Closing Date obtained under the Securities Act or as may subsequently be required under the Securities Exchange Act or as may be required under the securities or Blue Sky laws of the various states of the United States of America) is required for the valid authorization, issuance, sale and delivery of the Notes, or the performance by the Company or NFC of all of its obligations under this Agreement, the Securitization Agreements or (in the case of the Company) the Notes, or the consummation by the Company or NFC of the transactions contemplated by this Agreement, the Securitization Agreements or the Prospectus;

          (o) neither the Company nor NFC (i) is in violation of its Certificate of Incorporation or By-Laws or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or NFC is a party or by which either of them may be bound or to which any of their properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect;

          (p) there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company and NFC after due inquiry, threatened against or affecting the Company or NFC (i) asserting the invalidity of this Agreement, any Securitization Agreement, the Notes or the Collateral Certificate, (ii) seeking to prevent the issuance of the Notes or the Collateral Certificate or the consummation of any of the transactions contemplated by this Agreement or any Securitization Agreement, (iii) that might materially and adversely affect the performance by either the Company or NFC of its obligations under, or the validity or enforceability of, this Agreement, any Securitization Agreement, the Notes or the Collateral Certificate, (iv) seeking to affect adversely the federal income tax attributes of the Notes or the Collateral Certificate described in the Prospectus or (v) that if determined adversely as to either the Company or NFC would have a Material Adverse Effect;

          (q) there has not been any material adverse change in the business, results of operations or financial condition or the material properties or assets of ITEC or NFC since the end of the most recent fiscal quarter of ITEC or NFC;

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          (r)  any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the Securitization Agreements, the execution, delivery and transfer of the Collateral Certificate and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date;

          (s) on the Closing Date, after giving effect to all transactions occurring on the Closing Date, including the issuance of Notes and any deposit to the Excess Funding Account, the Seller's Invested Amount will be at least equal to the Minimum Seller's Invested Amount;

          (t) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and neither the Company nor the Dealer Note Trust is required to be registered under the Investment Company Act;

          (u) the Indenture has been qualified under the Trust Indenture Act, and the Master Owner Trust is not required to be registered under the Investment Company Act;

          (v) neither the Company nor NFC is a party to, or otherwise bound by, any indenture or other material agreement or instrument, or, to the Company's or NFC's knowledge, subject to or in violation of any statute, regulation or order of any governmental body, administrative agency, regulatory body or court having jurisdiction over the Company or NFC that would have a Material Adverse Effect; and

          (w) there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     4.   The Company covenants and agrees with the Underwriter as follows:

          (a) to cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rules 424(b)(2) or (5) and 424(c) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;

          (b) to deliver, at the expense of the Company, (i) on the Closing Date, one conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, to the Underwriter, and (ii) during the period mentioned in SECTION 4(e) below, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriter may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Underwriter and its counsel a copy of the proposed amendment or supplement for review within a reasonable time prior to the proposed filing thereof and not to file any such proposed amendment or supplement to which the Underwriter or its counsel reasonably object;

          (d) to advise the Underwriter promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii)

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     of any request by the Commission for any amendment to the Registration
     Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain promptly the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriter or in the opinion of counsel for the Company a prospectus relating to the Notes is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or information shall become known as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to, at the sole expense of the Company, prepare and, subject to SECTION 4(c) above, file with the Commission, and furnish to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Notes may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; PROVIDED, if the need for an amendment is due to misleading, inaccurate or incomplete information regarding the Underwriter, all fees and expenses related thereto will be paid by the Underwriter;

          (f) (i) to use its best efforts to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes and
     (ii) to pay all fees and expenses (including fees and disbursements of counsel for the Underwriter) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriter may designate; PROVIDED, that the Company shall not be required to file a general consent to service of process or qualify as a foreign corporation in any jurisdiction;

          (g) to cause the Master Owner Trust to make generally available to holders of the Notes and to the Underwriter, in accordance with Rule 158 under the Securities Act or otherwise, as soon as practicable, but in any event not later than 45 days after the end of the fourth full fiscal quarter (90 days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the Effective Date, an earnings statement of the Master Owner Trust (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date;

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          (h)  so long as the Notes are outstanding, to deliver or cause to be delivered to the Underwriter the annual statements as to compliance and the annual statement(s) of a firm of independent public accountants delivered to the Dealer Note Trust Trustee pursuant to the Pooling and Servicing Agreement, in each case promptly after such statements are furnished to the Company;

          (i) to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Dealer Note Trust Trustee, Indenture Trustee and Owner Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the qualification or exemption of the sale of the Notes under state securities or Blue Sky laws and the determination of their eligibility for investment under state and federal laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Securitization Agreements and all other agreements relating hereto or thereto, the Preliminary Blue Sky Memorandum and the furnishing to the Underwriter of copies of the Registration Statement and the Prospectus (the Underwriter shall pay its own cost of shipping the preliminary Prospectus and the Prospectus), as herein provided, and (v) payable to rating agencies in connection with the rating of the Notes;

          (j) so long as any of the Notes are outstanding, to furnish to the Underwriter as soon as practicable after the end of the fiscal year, (i) all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Securities Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Company filed with any government or regulatory authority that is otherwise publicly available, as the Underwriter may reasonably request; and

          (k) to the extent, if any, that a rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Company, to furnish, as soon as practicable, such documents and take any such other reasonable actions.

     The Company and NFC agree with the Underwriter during the period of 30 days from the date of the Prospectus, not to offer, sell, contract to sell or announce any offering of any securities of the Company or any other affiliate of NFC, or any other trust for which the Company or any other affiliate of NFC is depositor, which represent participation interests in wholesale dealer notes issued by dealers to finance purchases of new and used medium and heavy duty trucks, without the Underwriter's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company and NFC may at any time cause the Dealer Note Trust to increase the amount outstanding under a variable funding certificate that has been placed with any asset-backed commercial paper vehicle.

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     5.   The obligation of the Underwriter hereunder to purchase the Notes is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and any requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

          (b) Each of the representations and warranties of the Company and NFC contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and each of the Company and NFC shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (c) All corporate proceedings and related matters in connection with the organization of the Company, the validity of the Securitization Agreements, the registration, authorization, issue, transfer and delivery of the Collateral Certificate and the registration, authorization, issue, sale and delivery of the Notes shall have been satisfactory to counsel to the Underwriter, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this paragraph (c).

          (d) The Underwriter shall have received on the Closing Date a signed opinion of Kirkland & Ellis LLP, special counsel for the Company and NFC, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) the issuance of the Notes has been duly authorized and when the Notes have been executed by the Company and duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to the Underwriter against payment of the agreed consideration therefor in accordance with the terms of this Agreement, the Notes will be duly executed, authenticated, issued and delivered and will be entitled to the benefits provided by the Indenture, in accordance with its terms;

               (ii) (A) this Agreement has been duly authorized, executed and delivered by the Company and NFC; and each of the Existing Agreements constitutes the legal, valid and binding agreement of each of the Company and NFC, enforceable against the Company and NFC in accordance with their terms, (B) each of the Administration Agreement and the Master Indenture (assuming due authorization, execution and delivery by the Owner Trustee and the Indenture Trustee with respect to the Administration Agreement), when executed and delivered by NFC, will constitute, a legal, valid and binding agreement of NFC, enforceable against NFC in accordance with its terms and (C) each of the Series 200 - Supplement and the Trust Agreement (assuming due authorization, execution and delivery by the Dealer Note Trust Trustee with respect to the Series 200 - Supplement) constitutes the legal, valid and binding agreement of each of the Company and NFC, enforceable against the Company and NFC in accordance with its terms;

               (iii) the execution and delivery by the Company of this Agreement, the Notes, the Collateral Certificate, the Registration Statement, the Series 200 - Supplement and the Trust Agreement, and, as Master Owner Trust Beneficiary on behalf of the Master Owner Trust, of the Master Indenture and the Indenture Supplement, and the performance by the Company of its obligations hereunder and thereunder
          (A) have been duly authorized by the Company, (B) do not and will not violate the Certificate of Incorporation or By-laws of the Company and
          (C) do not and will not breach, or result in a default under, (1) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company, NFC, ITEC or NIC is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, which has been specified by the Company in an officer's certificate as being material to the Company, NFC, ITEC or NIC (except that such counsel need not express any opinion with respect to compliance with any financial test or any breach or default under any cross-default provisions arising out of failure to comply with a financial test or a default under any agreement not so specified in such officer's certificate), (2) based upon existing facts of which such counsel is aware, any federal or State of New York or Illinois law which, in such counsel's experience, is normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by this Agreement and the Securitization Agreements (but without such counsel having made any special investigation as to any other laws), except that such counsel shall express no opinion as to (x) compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, (y) whether performance of indemnification or contribution provisions would be permitted or (z) any laws which the Company, NFC, ITEC or NIC may be subject solely as a result of the Underwriter's (as opposed to underwriters generally) legal or regulatory status, or the Underwriter's (as opposed to underwriters generally) involvement in the transactions contemplated by this Agreement or (3) any judgment, order or decree of any government, governmental instrumentality, agency body or court, domestic or foreign, which has been specified by the Company in an officer's certificate as being material to the Company, NFC, ITEC or NIC and having jurisdiction over the Company, NFC, ITEC, or NIC or any of their respective properties or assets;

               (iv) the execution and delivery by NFC of this Agreement, the Administration Agreement, the Master Indenture, the Series 200 - Supplement and the Trust Agreement and the performance by NFC of its obligations hereunder and thereunder (A) have been duly authorized by NFC, (B) do not and will not violate the Certificate of Incorporation or By-laws of NFC and (C) do not and will not breach, or result in a default under, (1) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company, NFC, ITEC or NIC is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, which has been specified by the Company in an officer's certificate as being material to the Company, NFC, ITEC or NIC (except that such counsel need not express any opinion with respect to compliance with any financial test or any breach or default under any cross-default provisions arising out of failure to comply with a financial test or a default under any agreement not so specified in such officer's certificate), (2) based upon existing facts of which such counsel is aware, any federal or State of New York or Illinois law which, in such counsel's experience, is normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by this Agreement and the Securitization Agreements (but without such counsel having made any special investigation as to any other laws), except that such counsel shall express no opinion as to (x) compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, (y) whether performance of indemnification or contribution provisions would be permitted or (z) any laws which the Company, NFC, ITEC or NIC may be subject solely as a result of the Underwriter's (as opposed to underwriters generally) legal or regulatory status, or the Underwriter's (as opposed to underwriters generally) involvement in the transactions contemplated by this Agreement or (3) any judgment, order or decree of any government, governmental instrumentality, agency body or court, domestic or foreign, which has been specified by the Company in an officer's certificate as being material to the Company, NFC, ITEC or NIC and having jurisdiction over the Company, NFC, ITEC or NIC or any of their respective properties or assets;

               (v) the information in the Prospectus under the headings "Material Federal Income Tax Matters," "State Tax Matters," "ERISA Considerations" and "Certain Matters Relating to Bankruptcy" to the extent that it summarizes laws or constitutes legal conclusions with respect thereto, is correct in all material respects; and the Notes and the Securitization Agreements conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus;

               (vi) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and neither the Company, the Master Owner Trust nor the Dealer Note Trust is required to be registered under the Investment Company Act;

               (vii) no authorization, approval, consent or order of any government, governmental instrumentality, agency, body or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Notes, except such consents, approvals, authorizations or orders as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of the various states of the United States of America, and such other consents, approvals, authorizations or orders as have been obtained, with such counsel specifying the same;

               (viii) the Registration Statement has become effective under the Securities Act and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, threatened or contemplated by the Commission;

               (ix) (A) the Company has full power and authority to execute the Registration Statement and to consummate the transactions contemplated therein, (B) the Company, as Master Owner Trust Beneficiary on behalf of the Master Owner Trust, has full power to execute and deliver the Master Indenture and the Indenture Supplement and to consummate the transactions contemplated therein. (C) NFC has full power and authority to execute the Administration Agreement and the Master Indenture and to consummate the transactions contemplated therein and (D) the Company and NFC each have full power and authority to execute and deliver this Agreement, the Series 200 - Supplement and the Trust Agreement and to consummate the transactions contemplated herein and therein;

               (x) the Master Indenture and Indenture Supplement have been duly executed and delivered by the Company on behalf of the Master Owner Trust;

               (xi) the issuance of the Collateral Certificate has been duly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company. The Collateral Certificate, when authenticated and delivered in accordance with the Pooling and Servicing Agreement to the Indenture Trustee, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

               (xii) the Trust Agreement, the Indenture and the Administration Agreement constitute the legal, valid and binding agreements of the Master Owner Trust enforceable against the Master Owner Trust in accordance with their respective terms; and

               (xiii) the Master Indenture and the Indenture Supplement have been qualified under the Trust Indenture Act, and the Master Owner Trust is not required to be registered under the Investment Company Act.

     Such counsel shall also advise that the purpose of their professional engagement was not to establish factual matters, and that preparation of the Registration Statement involved many determinations of a wholly or partially nonlegal character and that they make no representation that they have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair and that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraph (vi) above, but that they can however confirm that they have participated in conferences with representatives of the Company, representatives of the Underwriter, counsel for the Underwriter and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed and that they have reviewed certain corporate records furnished to them by the Company and that they were not retained by the Company to prepare the periodic reports or other materials incorporated in the Prospectus or Registration Statement, and that their knowledge about those materials is limited, but that based upon their participation in the conferences and their document review identified above, their understanding of applicable law and the experience they have gained in their practice thereunder and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, they can, however, advise that nothing has come to their attention that has caused them to conclude that (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, in each case, excluding any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus.

     In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel reasonably deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. In addition, such opinion of counsel may state that such counsel's opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity.

          (e) Kirkland & Ellis LLP shall have furnished to the Underwriter a letter stating that the Underwriter may rely on their opinions, as special counsel to the Company and NFC, as delivered to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services in connection with the rating of the Notes.

          (f) The Underwriter shall have received on the Closing Date a signed opinion of Steven K. Covey, General Counsel of NFC, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) each of the Company and NFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus;

               (ii) except as described in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of such counsel, threatened against or affecting the Company, NFC, ITEC or NIC that could have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Prospectus or the Securitization Agreements; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of such counsel, threatened against or affecting the Company, NFC, ITEC or NIC that is required to be described in the Registration Statement or the Prospectus that is not so described; and to the best of such counsel's knowledge, there are no contracts or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that are not described, filed or referred to as required;

               (iii) the execution and delivery by the Company and NFC of, and the performance by the Company and NFC of all of the provisions of its obligations under, this Agreement, the Securitization Agreements, the Notes and the Collateral Certificate, and the consummation by the Company and NFC of the transactions contemplated herein, therein and in the Prospectus, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company, NFC, ITEC or NIC is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject or (B) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company, NFC, ITEC or NIC or any of their respective properties or assets; and

               (iv) the statements contained in the Prospectus under the heading "Certain Matters Relating to the Dealer Notes and the Collateral Certificate," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects.

     Such counsel shall also advise, based on his participation in the preparation of the Registration Statement and the Prospectus and conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter and counsel to the Underwriter, that nothing has come to his attention that leads him to believe that the Registration Statement and any post-effective amendment thereto (other than the financial statements, supporting schedules and other financial and statistical data set forth therein, as to which no advice need be given), at the time such Registration Statement or post-effective amendment became effective, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as supplemented, if applicable) (other than the financial statements, supporting schedules and other financial and statistical data set forth therein, as to which no advice need be given), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) On the date hereof and at the Closing Date, Deloitte & Touche shall have furnished to the Underwriter letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Underwriter.

          (h) The Underwriter shall have received on the Closing Date a signed opinion of [__________], special counsel for the Dealer Note Trust Trustee and the Indenture Trustee, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) [___________] is a [______] duly incorporated and validly existing under the laws of [_________];

               (ii) Each of the Dealer Note Trust Trustee and the Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under each of the Agreements to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Agreements to which it is a party. For purposes of this SECTION (h) "AGREEMENTS" shall mean the Master Indenture, the Indenture Supplement, the Pooling and Servicing Agreement, the Series 200 - Supplement and the Administration Agreement;

               (iii) each of the Agreements to which the Indenture Trustee is a party has been duly executed and delivered by the Indenture Trustee, and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Owner Trust Estate, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors' rights generally and (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law));

               (iv) each of the Agreements to which the Dealer Note Trust Trustee is a party has been duly executed and delivered by the Dealer Note Trustee, and constitutes a legal, valid and binding obligation of the Dealer Note Trust Trustee, enforceable against the Dealer Note Trust Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Dealer Note Trust Property, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors' rights generally and (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law));

               (v) the Notes delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture;

               (vi) the Collateral Certificate delivered on the date hereof has been duly authenticated by the Dealer Note Trust Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Series 200 - Supplement.

               (vii) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or of the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee or the Dealer Note Trust Trustee, as the case may be, is required in connection with (a) the execution and delivery by the Indenture Trustee of the Agreements to which it is a party or (ii) the execution and delivery by the Dealer Note Trust Trustee of the Agreements to which it is a party;

               (viii) none of (a) the authentication and delivery of the Notes or the Collateral Certificates, (b) the execution, delivery and the performance by the Indenture Trustee of the Agreements to which it is a party or (c) the execution, delivery and the performance of the Agreements by the Dealer Note Trust Trustee to which it is a party, conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee or the Dealer Note Trust Trustee or (B) the Articles of Incorporation or Bylaws of the Indenture Trustee or the Dealer Note Trust Trustee, as the case may be.

          (i) The Underwriter shall have received on the Closing Date a signed opinion of [__________], special counsel for the Owner Trustee, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) [___________] is a [______] in good standing under the laws of [________] and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby, and, as Owner Trustee on behalf of the Master Owner Trust, to execute and deliver the Administration Agreement and the Notes;

               (ii) the Trust Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding obligation of the

          Owner Trustee enforceable against the Owner Trustee in accordance with its terms;

               (iii) the Administration Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Master Owner Trust;

               (iv) neither the execution, delivery or performance by the Owner Trustee of the Trust Agreement or, as Owner Trustee on behalf of the Master Owner Trust, of the Administration Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of New York or the United States of America governing the banking or trust powers of the Owner Trustee, other than the filing of the banking or Certificate of Trust for the Master Owner Trust with the Delaware Secretary of State;

               (v) neither the execution, delivery or performance by the Owner Trustee of the Trust Agreement or, as Owner Trustee on behalf of the Master Owner Trust, of the Administration Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the certificate of organization or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of New York or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, or any judgment or order of the State of New York or the United States of America applicable to the Owner Trustee or its properties; and

               (vi) to such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings against the Owner Trustee in any court or before any other governmental authority of the State of New York which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to enter into or perform its obligations under the Trust Agreement.

          (j) The Underwriter shall have received on the Closing Date a signed opinion of [__________], special Delaware counsel for the Master Owner Trust, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) the Master Owner Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 DEL. C. 3801 ET SEQ. (referred to in this
          SECTION 6(j) as the "TRUST ACT"), and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under the Master Owner Trust Documents and the Notes;

               (ii) the Trust Agreement is a legal, valid and binding obligation of the Company and the Owner Trustee, enforceable against the Company and the Owner Trustee, in accordance with its terms;

               (iii) under the Trust Act and the Trust Agreement, the execution and delivery of the Master Indenture, the Indenture Supplement and the Administration (collectively, the "MASTER OWNER TRUST DOCUMENTS"), the issuance of the Notes, and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Master Owner Trust;

               (iv) The Master Owner Trust Documents, the Master Owner Trust Certificate and the Notes have been duly executed and delivered by the Trust;

               (v) The Master Owner Trust Certificate has been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the purchasers thereof in accordance with the Trust Agreement, the Master Owner Trust Certificate will be validly issued and entitled to the benefits of the Trust Agreement;

               (vi) neither the execution, delivery or performance by the Master Owner Trust of the Master Owner Trust Documents or the Notes, nor the consummation of any of the transactions by the Master Owner Trust contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to or, the filing, registration or qualification with, or the taking or any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any UCC financing statements with the Delaware Secretary of State pursuant to the Indenture;

               (vii) neither the execution, delivery and performance by the Master Owner Trust of the Master Owner Trust Documents, nor the consummation by the Master Owner Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Master Owner Trust;

               (viii) with respect to the Master Owner Trust and the
          Receivables: (a) there is no document, stamp, excise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate or the Receivables, in the transfer of the Collateral Certificate or the Receivables to or from the Master Owner Trust or the Dealer Note Trust or upon the issuance of the Master Owner Trust Certificate or the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the

          Master Owner Trust or the Dealer Note Trust; (c) the characterization of the Master Owner Trust and the Dealer Note Trust for federal income tax purposes will be determinative of the characterization of the Master Owner Trust and the Dealer Note Trust for Delaware income tax purposes and assuming the Master Owner Trust and the Dealer Note Trust will not be taxed as associations or as publicly traded partnerships for federal income tax purposes, neither the Master Owner Trust nor the Dealer Note Trust will be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Master Owner Trust would be based on "federal taxable income," and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan; and

               (ix) the Company is the sole beneficial owner of the Master Owner Trust.

          (k) On the Closing Date, and after giving effect to all transactions occurring on the Closing Date, including the issuance of the Notes and any deposit to the Excess Funding Account, the Seller's Invested Amount shall be at least equal to the Minimum Seller's Invested Amount.

          (l) At or prior to the Closing Date, the Class A Notes shall be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services and the Class B Notes shall be rated "[A2]" by Moody's Investors Service, Inc. and "[A-]" by Standard & Poor's Ratings Services.

          (m) The Company shall have furnished or caused to be furnished to the Underwriter a certificate, dated the Closing Date, by either the President or a Vice President of ITEC and NFC (in his capacity as such) to the effect that the signer of such certificate has carefully examined this Agreement and the Securitization Agreements and to the effect that: (i) the representations and warranties of the Company and NFC contained in such agreements are true and correct in all material respects at and as of the Closing Date with the same effect as if made at the Closing Date, (ii) the Company and NFC have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, (iv) there shall have been no material adverse change in the business, results of operation or financial condition or the material properties or assets of ITEC or NFC since the end of the most recent fiscal quarter of ITEC or NFC, and (v) nothing has come to his attention that would lead him to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (n) The Underwriter shall have received on and as of the Closing Date an opinion dated the Closing Date of Mayer, Brown, Rowe & Maw, counsel to the Underwriter, addressed to the Underwriter and in form and substance satisfactory to the Underwriter with respect to the validity of the Notes, the Securitization Agreements, the Prospectus and such other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (o) On or prior to the Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter or their counsel, Mayer, Brown, Rowe & Maw LLP, shall reasonably request.

     6. The Company and NFC agree to jointly and severally indemnify and hold harmless the Underwriter, its officers and directors, and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the actual legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company or NFC shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company and NFC in writing by the Underwriter expressly for use therein and except that neither the Company nor NFC will be liable to the Underwriter or any person controlling the Underwriter with respect to any such untrue statement or omission made in any preliminary prospectus that is completely corrected in the Prospectus (or any amendment or supplement thereto) if the Company or NFC shall have provided such amendment or supplement to the Underwriter in accordance with this Agreement if (i) the person asserting any such loss, claim, damage or liability purchased Notes directly from the Underwriter in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented if the Company or NFC shall have provided such amendment or supplement) at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery of the Prospectus (as so amended or supplemented) is required by the Securities Act, unless such failure to deliver such Prospectus (as amended or supplemented) was a result of noncompliance by the Company or NFC with SECTION 4(b)(ii) of this Agreement,
(ii) such Prospectus contains no other untrue statement or omission or alleged untrue statement or omission of a material fact which was the subject matter of the related proceeding and (iii) the Company and NFC shall prevail in establishing in the related proceeding that the Underwriter or controlling person sold Notes to the person asserting such loss, claim, damage or liability without sending or giving, or having sent or given on its behalf, at or prior to the written confirmation of such date, a copy of the Prospectus.

     The Underwriter agrees to indemnify and hold harmless the Company and NFC, their directors, their officers who sign the Registration Statement and each person who controls the Company or NFC within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act to the same extent as the foregoing indemnity from the Company and NFC to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company and NFC in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus. For purposes of this SECTION 6 and SECTIONS 3(a) and
(b) hereof, the only written information furnished by the Underwriter to the Company and NFC expressly for use in the Registration Statement and the Prospectus is the information regarding the initial sale of the Notes by the Underwriter.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of Underwriter shall be designated in writing by [______________] and any such separate firm for the Company and NFC, their respective directors, their respective officers who sign the Registration Statement and such control persons of the Company and NFC shall be designated in writing by the Company and NFC. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the

Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance reasonably satisfactory to the Indemnified Party, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this SECTION 6 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and NFC on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by CLAUSE (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in CLAUSE (i) above but also the relative fault of the Company and NFC on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and NFC on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and NFC and the total underwriting discounts and the commissions actually received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company and NFC on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or NFC or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, NFC and the Underwriter agree that it would not be just and equitable if contribution pursuant to this SECTION 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any actual legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6, in no event shall the Underwriter be required to contribute with respect to any losses, claims, damages or liabilities in connection with the second paragraph of this SECTION 6 any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this SECTION 6 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this SECTION 6 and the representations and warranties of the Company and NFC as set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company and NFC, their officers or directors or any other person controlling the Company or NFC and (iii) acceptance of and payment for any of the Notes.

     7.   The Underwriter represents and agrees that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (b) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business;

          (c) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the NFC or the Company; and

          (d) it has not offered or sold and, prior to the date which is six months after the date of issue of the notes will not offer or sell any note to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     9. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; PROVIDED, that in all instances the Underwriter shall be responsible for the costs and expenses of mailing and shipping any prospectus to investors or potential investors.

     10. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or telecopied. Notices to the Underwriter shall be given to the Underwriter, at [__________], Attention:
[______] (facsimile: [________]. Notices to the Company shall be given to it at 2850 W. Golf Road, Rolling Meadows, IL 60008; Attention: Steven K. Covey (facsimile: (847) 734-4090).

     11. Notwithstanding anything herein to the contrary, the Company, the Underwriter and any other taxpayer that participates in the transactions contemplated hereby may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Notes and transactions contemplated hereby. It is hereby confirmed that each of the foregoing has been so authorized since the commencement of discussions regarding the transactions contemplated hereby.

     12. Notwithstanding anything in this Agreement to the contrary, this Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the above-referenced Notes.

     13. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in SECTION 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                       Very truly yours,

                                       NAVISTAR FINANCIAL SECURITIES
                                        CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:

                                       NAVISTAR FINANCIAL CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Accepted: [________], 200

[___________]

By:
   -------------------------------
   Name:
   Title:

                                      -27-